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                                                                EXHIBIT 23 (A)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated August 25, 2000 included in LTX Corporation's Form 10-K for the year ended July 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Boston, Massachusetts
January 24, 2001